UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 20, 2016
Date of Report (Date of earliest event reported)

BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	012183	11-2644611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Manhattanville Road, Suite 106 Purchase, New York 10577
(Address of principal executive offices) (Zip Code)

(914) 468-4009
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Jack McCarthy Employment Agreement

On April 20, 2016, Bovie Medical Corporation (the “Company”) and Jack McCarthy, Chief Commercialization Officer of the Company, entered into an amendment (the “McCarthy Amendment”) to Mr. McCarthy’s existing employment agreement dated as of March 31, 2014 (the “McCarthy Employment Agreement”).

Pursuant to the McCarthy Amendment (i) the term of Mr. McCarthy’s employment with the Company was revised to remove a date certain for the conclusion of such term and provided for Mr. McCarthy to remain employed by the Company as its Chief Commercialization Officer until such time as his employment is terminated pursuant to the terms of his Employment Agreement; and (ii) due to the removal of a date certain for the conclusion of the term, there shall be no severance upon a non-renewal of the McCarthy Employment Agreement.

The description of the McCarthy Amendment and the McCarthy Employment Agreement described in this Item 5.02 is a summary of the material terms and do not purport to be complete and are qualified in their entirety by reference to the McCarthy Employment Agreement and the McCarthy Amendment.

Item 9.01	Financial Statements and Exhibits
(d)

Exhibit No.	Description
10.1
Jack McCarthy Employment Agreement dated March 31, 2014 (Incorporated by reference from the Company’s Report on Form 10-Q for the quarter ended March 31, 2014 and filed with the Commission on May 15, 2014).

10.2	Amendment to Jack McCarthy Employment Agreement dated April 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2016	BOVIE MEDICAL CORPORATION

By: /s/ Robert L. Gershon
Robert L. Gershon
Chief Executive Officer